MODIFICATION AGREEMENT

THIS AGREEMENT, dated effective as of the 26th day of September, 2007, by and between DECORIZE, INC. (“Decorize”) and QUEST COMMERCIAL FINANCE, L.L.C. (“Quest”).

WHEREAS, on or about May 5, 2006, Decorize executed and delivered to Quest a Revolving Line of Credit Promissory Note in the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000) (the “Note”) and a Security Agreement, dated May 5, 2006 (the “Security Agreement”), securing repayment of the Note;

WHEREAS, the parties desire to amend and modify the Note.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and agreed to be kept, the parties hereto do agree as follows:

1. Modification of Interest Rate. Effective September 26, 2007, the Note shall accrue interest at the rate of Thirteen and three-quarters percent (13.75%) per annum.

2. Lending/Processing Fee. In consideration of the loan to Borrower evidenced by the Note, the Borrower will pay Lender a fee equal to Seven Thousand Five Hundred Dollars ($7,500) on each anniversary date of the Note while this Note is outstanding, commencing on September 26, 2007.

3. No Other Modification. The modification and amendments to the Note set forth in this Modification Agreement shall only modify and amend the Note to the extent necessary to give effect to such modification and amendment, and, except as otherwise provided in this Agreement, the Note and Security Agreement shall continue to bind the parties to such documents and be in full force and effect in accordance with their original terms as of their effective dates.

4. Representations and Warranties. When Decorize signs this Agreement, Decorize represents and warrants to Quest that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Note or Security Agreement (collectively, the "Loan Documents") except those events, if any, that have been disclosed in writing to Quest or waived in writing by Quest, (b) there are no claims or offsets against the current unpaid principal balance of the Note and the Security Agreement continues to secure payment of the Note as extended hereby, (c) the representations and warranties in the Loan Documents are true as of the date of this Agreement as if made on the date of this Agreement, (d) this Agreement does not conflict with any law, agreement, or obligation by which Decorize is bound, and (e) this Agreement is within Decorize's powers, has been duly authorized, and does not conflict with any of Decorize's organizational papers.

5. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6. No Other Modification. The modification and amendments to the Note set forth in this Modification Agreement shall only modify and amend the Note to the extent necessary to give effect to such modification and amendment, and, except as otherwise provided in this Agreement, the Note and Security Agreement shall continue to bind the parties to such documents and be in full force and effect in accordance with their original terms as of their effective dates.

7.	General Provisions.

7.1
Headings. The headings, captions and arrangements used in this Agreement are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Agreement, nor effect the meaning thereof.

7.2	Survival. All agreements, covenants, undertakings, representations and warranties made in this Agreement shall survive the execution hereof.

7.3
Governing Law. This Agreement is being executed and delivered and is intended to be performed in the State of Missouri, and the substantive laws of such state shall govern the validity, construction, enforcement and interpretation of the Agreement and any related documents, unless otherwise specified therein.

7.4
Attorney's Fees and Costs. In the event that any dispute arises between the parties hereto relating to the interpretation, enforcement or performance of this Agreement, and such matter is referred to an attorney for resolution, the prevailing party shall be entitled to collect from the losing party any attorney's fees together with any costs and expenses in the event of litigation.

7.5	No Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto, and its respective successors and assigns.

8. Final Agreement. By signing this document each party represents and agrees that: (A) this document represents the final agreement between the parties with respect to the subject matter hereof, (B) there are no unwritten oral agreements between the parties, and (C) this document may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

This Agreement is executed as of the date stated at the beginning of this Agreement.

DECORIZE, INC.	QUEST COMMERCIAL FINANCE, L.L.C.

By: /s/ Steve Crowder	By: /s/ Steven Fox
Name: Steve Crowder	Name: Steven Fox
Title: President and CEO	Title: General Manager